As filed with the Securities and Exchange Commission on September 6, 2012

Amendment 2 filed November 23, 2012

Registration No. 333-183760

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DUANE STREET CORP.

(Name of Small Business Issuer in its Charter)

Delaware	3944	99-0375741
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Organization)	Classification Code)	Identification #)

Duane Street Corp 616 Corporate Way, Suite 2-4059 Valley Cottage, NY 10989	Delaware Intercorp, Inc. 113 Barksdale Professional Center Newark, DE19711
Phone: (855) 360-3330	Phone: (312) 266-9367
Fax: (312) 266-9940
(Address and telephone of	(Name, address and telephone number
registrant’s executive office)	of agent for service)

Please send copies of all correspondence to:

Law Offices of Jonathan D. Strum

5638 Utah Avenue NW

Washington DC 20015

Ph: (202) 362-9027

Fax: (202) 362-9037

Email: jdstrum@jdstrumlaw.com

Approximate date of proposed sale to the public: As soon as practical after this registration statement becomes effective

If any of the securities being registered herein will be sold by the security shareholders on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered (3)	Amount To Be (1) Registered	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)(4)

Common stock by company par value $0.0001	1,200,000	$0.15	$180,000	$20.63

(1)	The company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 600,000 shares sold and the gross proceeds will be $90,000.

(2)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933

(4)	The Registration Fee has been calculated in accordance with Rule 457(a) of the Securities Act of 1933

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

DUANE STREET CORP.

1,200,000 SHARES OF COMMON STOCK

$0.15 PER SHARE

This registration statement constitutes the initial public offering of Duane Street Corp. (the “Company”, “us”, “DSC” or “Duane Street”, common stock. Duane Street is registering 1,200,000 shares of common stock at an offering price of $0.15 per share. There are no underwriters or broker dealers involved with the offering. There are no minimum sales required for this offering to close and there are no minimum purchase requirements.

The Company will offer the securities on a BEST EFFORTS basis, which means that our directors and officers will use their best efforts to market and sell the common stock. Pursuant to this registration, the shares will be offered at $0.15 per share. There are no minimum purchase requirements and there will be no minimum number of shares required to be sold close the offering. All proceeds from the sale of any stock will go to the Company and may be utilized by the Company. The Company’s officers and directors, Mr. Aisenstark and Mr. Shofel will be responsible for marketing and selling these securities.

Currently, our officers and directors Peretz Yehuda Asienstark and Yair Shofel own 100% of the Company’s common stock. After the offering, our officers and directors will retain a sufficient number of shares to continue to control the operations of the Company.

If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $ 20,000. The proceeds from the sale of the securities will be placed directly into the Company’s account and will be utilized by the Company. There is no provisions for an escrow or trust account and all funds received will be used by the Company. There is no guarantee that sufficient funds will be raised to implement the business plan or even pay for the costs of the offering. Early investors run a risk of the loss of all their invested funds. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. We intend to have our common stock listing on the OTC Bulletin Board, which will require that a market maker be found but no effort to find a market maker has begun. There is no public trading market for the common stock of Duane Street Corp.

The offering shall terminate on the earlier of (i) the date when the sale of all 1,200,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus becomes effective. The Company may, at its discretion, extend the offering for an additional 90 days beyond the one hundred and eighty (180) days from the effective date of this prospectus.

Under the JOBS Act of 2012, the Company is deemed to be an “emerging growth” company (revenue under $1 Billion) will be subject to reduced public company reporting requirements. See "The Company: Jumpstart Our Business Startups Act" contained herein. The company has elected to opt-in and make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO ‘RISK FACTORS ‘BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THEW ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINALK OFFENSE.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

The date of this prospectus is ____________, 2012

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 180 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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OUR OFFERING

We have 1,500,000 shares of common stock issued and outstanding. Through this offering we will register 1,200,000 shares for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 1,200,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.15 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company	1,200,000 shares of common stock, par value $0.0001 offered by us in a direct offering.

Offering price per share	We are offering the 1,200,000 shares of our common stock at $0.15.

Number of shares outstanding before the offering of common stock	1,500,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	2,700,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.15. We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if common stock is quoted or granted listing, a market for the common shares may not develop. We intend to have our common stock listing on the OTC Bulletin Board, which will require that a market maker be found.

The offering price for the shares will remain $0.15 per share for the duration of the offering.

Use of Proceeds	We will receive all proceeds from the sale of the common stock and intends to use the proceeds from this offering to create the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $20,000.00, are being paid for by us. Additionally, assuming we raise the entire $180,000 the proceeds will be used as follows: 1. Investor development: $10,000; 2. post Registration legal, accounting and SEC: $13,400; 2. marketing and branding: $15,000; 4. Consulting: $40,000; 5. Patent: $25,000; 6. Manufacturing: $20,000; 7. Office/Admin: $10,000; and 8. Working Capital: $26,600

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 1,200,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Terms of the Offering	Our officers and directors will sell the common stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

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You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

We are a development-stage company, incorporated in the State of Delaware on November 17, 2011, as a for-profit company with a fiscal year end of December 31. Our business and registered office is located at 616 Corporate Way, Suite 2-4059 Valley Cottage, NY 10989. Our telephone number is 855-630-3330 . We have not generated any revenues to date. We had a loss of $15,940 from inception through September 30, 2012. On August 13, 2012 we received $19,500, being paid in capital for shares issued to the officer and directors for their stock in Company. As of October 26, 2012 we have $11,560 cash on hand.

Our activities have been limited to developing our business plan, developing a prototype of our product and research into the baby product market. We will not have the necessary capital to fully develop or execute our business plan to its full potential until we are able to secure the financing sought pursuant to this registration. We do not anticipate generating revenues until at least 12 months after we complete the $180,000 capital raise that we are seeking through this offering. At present, we do not anticipate a need to raise additional funds if we are successful in raising the $180,000 pursuant to this registration.

We need to raise the $180,000 that we are seeking to fully execute our business plan over the next 24 months. The funds raised in this offering, should enable us to commercialize our product and carry out our business strategy. We anticipate a rough burn rate of $7,500 per month. At 30% of shares sold, our burn rate would last 7 months; at 50%, it would be 12 months; at 75%, 18 months; and at 100%, 24 months.

The management believes that at the current level of development, the company can only justify a limited financing. We believe that with the money raised through this offering we will be able to advance our business sufficiently to attract more financing, which in turn will provide us with the capital required to fully develop our business. Through the funds earmarked as investor development (see USE OF PROCEEDS section below), we intend to seek potential investors from the investment community. We intend to advance our business whether at a 30%, 50%, 75% or 100% level of financing. We believe we will be able to present our business plans and goals to the investment community, friends, family, and industry members via e-mail, telephone, mail, and networking. However, if the company sells less than 30% of this Offering and we are unable to secure the additional financing, we will not be able to effectively conduct the service product development and marketing activities necessary to move the Company forward. Under those circumstances, the early investors will likely lose their entire investment.

In their report dated August 22, 2012, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an on going business. Because our directors and officers may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

We intend to develop a baby calming product to be sold in stores, by direct mail and on-line to the community of new parents and caregivers that will aid them in comforting their children either prior to sleeping or to assist with the familiar pains related with infant gas pains. We believe that such a product will provide benefits that include invaluable relief to parents of sensitive babies. We anticipate that parents may find a built-in support system after purchasing our product on our site by sharing thoughts and concerns with other parents alleviating stress and isolation. The idea for our product was born from our officer’s personal experience, while seeking solutions for soothing their own babies and helping them fall asleep. We anticipate that our customers will be loyal and refer others. We expect that our customers will provide feedback and testimonials about how the product and about how our on-line social network community helped them.

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We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop our business plan until we are able to secure the $180,000 gross financing from this offering assuming all the shares are sold. There can be no assurance that such financing will be available from this offering.

Assuming we sell all the shares offered in this offering, the $180,000 raised should be sufficient to commercialize our product and develop our business strategy.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

Period From Inception on
November 17, 2011 to September 30, 2012
(unaudited)
Revenues	$0
Expenses	(15,940)
Net Profit (Loss)	(15,940)
Net Profit (Loss) per share	$

As at September 30, 2012
(unaudited)
Working Capital	4,060
Total Assets	$11,560
Total Current Liabilities	$(7,500)

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a “going concern” opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

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Risks Related to our Business

OUR OFFERING IS BEING CONDUCTED BY OUR OFFICERS AND DIRECTORS WITHOUT THE BENEFIT OF AN UNDERWRITER WHO WOULD HAVE CONFIRMED THE ACCURACY OF THE DISCLOSURE IN OUR PROSPECTUS.

We have self-underwritten our offering on a “best efforts” basis, which means: no underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; our officers and directors will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

WE ARE NOT CURRENTLY PROFITABLE AND MAY NOT BECOME PROFITABLE.

At October 26, 2012, we had $ 11,560 cash on-hand and our total stockholder’s equity was $ 3,560 and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

WE ARE DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL ENOUGH SHARES IN THIS OFFERING TO CONTINUE OPERATIONS, THIS COULD HAVE A NEGATIVE EFFECT ON YOUR COMMON STOCK. AND, WE WILL NEED TO RAISE ADDITIONAL FUNDS IN ORDER TO FULLY FUND OUR BUSINESS PLAN.

As of October 26, 2012, we had $ 11,560 in assets and limited capital resources. In order to continue operating through 2012, we must raise a minimum of $42,000 in gross proceeds from this offering.

We have approximately $20,000 in offering costs associated with this financing. The offering proceeds may not cover these costs, and, if this is the case, we will be in a worse financial condition after the offering.

Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the SEC. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements. We are offering our securities to the public; however, there is no guarantee that we will be able to sell the securities. And even if we sell the securities, there is no guarantee that the proceeds will be sufficient to fund our planned operations.

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THIS OFFERING AIMS TO RAISE $180,000 WHICH WILL BE SUFFICIENT TO FUND OPERATIONS UNTIL THE COMPANY BEGINS TO GENERATE REVENUEAND IMPLENTS ITS BUSINESS PLAN.

The required amount of $180,000 was estimated (see section “Plan of Operation” on page ___ ) using our best efforts and information available in order to create the condition to fund the operation of the Company until sufficient revenues are generated. If we are unable to raise the full amount we may be forced to periodically interrupt our activities or even stop it at all.

IF WE DO NOT RAISE THE FULL $180,000 SOUGHT PURSUANT TO THIS REGISTRATION, WE WILL LIKELY NOT BE ABLE TO FULLY IMPLEMENT OUT BUSINESS PLAN.

If we are not successful in raising the full $180,000 sought pursuant to this registration, we will njot be able to fully implement our business plan. For example, if we are only successful in raising thirty percent (30%) i.e. $54,000 our projectede burn rate would only last about seven (7) months. We will not be able to conclude many of our objectives including, but not limited to, patent protection.

EVEN IF WE SUCCEED TO RAISE THE FULL $180,000, FAILING TO MANAGE IT PROPERLY OR IF IT IS NOT ENOUGH UNTIL THE COMPANY CAN OPERATE BY ITSELF MAY RESULT IN PERIODIC INTERRUPTIONS OR BUSINESS FAILURE.

Even if all the $180,000 is raised, the success of our operation will depend on our ability to manage and perform all the planned actions within this budget and the planned time. Considering that Company’s Officers and Directors do not have specific experience in the baby product business and in managing a company like Duane Street, there is a possibility that what was planned cannot be fully accomplished, due to mistakes that may occur due to his specific inexperience. Consequently, it may lead to the need to raise even more capital or hire qualified third party consultants. If we cannot raise more funds or hire the required professionals, we may be forced to periodically interrupt our activities or even cease operations.

BECAUSE WE WILL NOT HAVE AN ESCROW ACCOUNT ALL FUNDS WILL BE UTILIZED AS RECEIVED, IF WE DO NOT SUCEED IN RAISING THE FULL $180,000 EARLIER INVESTORS COULD LOSE ALL THEIR INVESTMENT.

Because all funds received as a result of this offering will be utilized by the Company, each prospective purchaser of the offered shares, especially those investors who invest early in this round could lose a substantial amount, or all, of his or her investment.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS.

We were incorporated on November 17, 2011 and we have not realized any revenues to date. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our service/intended products.

At October 26, 2012 we have $ 11,560 cash on-hand and our total stockholder’s equity was $3,560 thus, there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

BECAUSE WE HAVE NOT FINALIZED THE DEVELOPMENT OF OUR BABYSOOTHING PRODUCT, OUR PRODUCT MAY NOT MATERIALIZE.

We have not finalized the development of our baby soothing product. We do not know the exact cost of its final development or its production costs. In the case of a higher than expected cost of production, we will not be able to offer our baby soothing product. Furthermore, we may find problems in the process to develop a baby soothing product. If we are unable to execute our business plan, we will have to cease our operations, resulting in the complete loss of your investment.

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on November 17, 2011 and to date have been involved primarily in the development of concept for our baby product and with the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

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We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar product to calm newborns; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the early childhood market and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

WE ARE A DEVELOPMENT STAGE COMPANY. THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE TO A MINIMUM OF $54,000 DURING THE FIRST 12 MONTHS PRIOR TO EARNING REVENUE, AND WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses to a minimum of $ 54,000 to further develop its product. (and comply with SEC regulations) without realizing any revenues from sales. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) product development, (iii) legal and accounting fees at various stages of operation, (iv) hiring subcontractors as required, and (v) cost of inventory development.

ADVERSE DEVELOPMENTS IN THE GLOBAL ECONOMY RESTRICTING THE CREDIT MARKETS MAY MATERIALLY AND NEGATIVELY IMPACT OUR BUSINESS.

The recent downturn in the world’s major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to lend, if we need to borrow money for any reason. We currently have no debt financing available to us (and are not seeking any). Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise all or a portion the $ 180,000 that we estimate we will require to commercialize our product and launch our business. If we do not raise the $180,000, we will be unable to fully implement our business plan.

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN CONDUCTING AN OFFERING OF THIS TYPE, THE SALE OF THE COMPANY'S SHARES COULD BE HARMED.

Our management does not have any prior experience selling stock through a prospectus. Our management may make mistakes which could harm the company’s prospects and increase costs. Any mistakes made could harm our ability to earn a profit and could result in the loss of your investment..

THERE IS NO MINIMUM PURCHASE REQUIREMENT IN CONECTION WITH THIS OFFERING

The Company is not required to sell any specific number or dollar amount of securities. The company will not place any funds into escrow and will receive all proceeds from the sale of any of the common stock under this offering.

BECAUSE OUR CURRENT OFFICERS AND DIRECTORS DO NOT HAVE SIGNIFICANT EXPERIENCE IN STARTING A COMPANY WE ARE A HIGH RISK INVESTMENT WHICH COULD RESULT IN THE LOSS OF YOUR INVESTMENT.

Our Chief Executive Officer and Director Peretz Yehuda Aisenstark and our Secretary and Director Yair Shofel do not have experience in developing a product for the early childhood market. Additionally, we currently have no customers. Therefore, without this experience, our management’s business experience may not be enough to effectively start-up and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

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BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR DEVELOPMENT ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our intended product. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR PRODUCT MAY NOT FIND ACCEPTANCE WITH THE NEW PARENTS AND CAREGIVERS COMMUNITY.

We are a new company with no established visibility or recognition in the new parents and caregivers community. Since our brand is not established and our product is not going to be recognized within the industry, we may have trouble placing our service with new parents and caregivers: If we are not able to have our product sold to our marketplace we may not be able to generate revenues and our business plan may fail.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by consumers of our services; fluctuations in the demand for our service the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR OFFICERS AND DIRECTORS MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF THEIR TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Our Chief Executive Officer and Director Peretz Yehuda Aisenstark and our Secretary and Director Yair Shofel have other outside business activities and are devoting approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Aisenstark and Mr. Shofel which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of our officers and directors, the departure or the loss of one of them in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key person life insurance on our officers and directors.

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IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

MANAGEMENT’S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our plans include obtaining business from new parents and caregivers which may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on offering our product, the product may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into its intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing the new parents and caregivers product, (b) obtaining customers and the development of our intended website, (c) obtaining adequate financing on acceptable terms, and (d) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH, OUR BUSINESS COULD BE HARMED AND WE MAY NOT BECOME PROFITABLE.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Since inception on November 17, 2011 to September 30, 2012 , we had $15,940 of accumulated losses, mostly related to start up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to our officers and directors.

OUR PRODUCT MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET AND WE MAY BE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY; WITHOUT A PROFIT WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Our product will target the new parents and caregivers market. If we are unable to demonstrate clearly the concept that makes our product distinguishable from others in the marketplace to potential customers, they may not purchase the product. If the public doesn’t acknowledge the singularity and innovation of our product, we may be unable to attract enough customers to support the business and subsequently have to discontinue operations.

OUR MANAGEMENT TEAM CONSISTS OF TWO PERSONS AND MAY NOT BE SUFFICIENT TO SUCCESSFULLY OPERATE OUR BUSINESS.

We have not assembled our management team as a result of our relatively limited activities to date. In addition, we have only two management members which may be insufficient to run our operation. As a result, we may be unable to effectively develop and manage our business and we may fail.

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COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR PRODUCTS, INFRINGING OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our product. Competitors may enter this sector with superior services, conditions or benefits. This would infringe on our customer base, having an adverse affect upon our business and the results of our operations.

SINCE OUR OFFICERS AND DIRECTORS CURRENTLY OWN 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT THEIR DECISIONS ARE CONTRARY TO INVESTORS INTERESTS. YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR OFFICERS AND DIRECTORS, OR THEIR SUCCESSORS.

Our Chief Executive Officer and Director Peretz Yehuda Aisenstark owns 1,100,000 shares of common stock our Secretary and Director Yair Shofel owns 400,000 shares of common stock representing 100% of our outstanding stock. Together they will continue to own 1,500,000 shares of our common stock after this offering is completed representing approximately 56% of our outstanding shares, assuming all securities are sold. As a result, they will have control of us even if the full offering is subscribed for and they will be able to choose all of our directors. Our officers and directors interests may differ from the ones of other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and her ability to continue to manage the business given the amount of time they are able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by our officers and directors. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon their management abilities. There is no assurance that our officers and directors will not abuse their discretion in executing our business affairs or breach their fiduciary obligations. . Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Our officers and directors also have the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate their fiduciary duties if done as one of the members of our board of directors.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the company’s officers and directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Risks Related To Our Financial Condition

WE ARE UNABLE TO PROVIDE A TIME TABLE FOR THE EXECUTION OF OUR BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE VIABILITY OF OUR BUSINESS AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We anticipate that we will require a total of $180,000 in order to commercialize our product and implement our business plan. What’s more, we anticipate that virtually all aspects of our business plan must be executed concurrently or near concurrently with each other in order for us to generate more than nominal revenues. Other than this registration, we have taken no steps to identify potential sources of financing that we will require to execute our business plan, we cannot estimate if or when we will obtain financing sought here. Therefore, we are also unable to provide a timeline for the implementation of our business plan. Our inability to provide a timeline for the implementation of our business plan at this time casts substantial doubt on the viability of our business and will have an adverse impact on our ability to attract investors, which may cause the business to fail. Any investment in our business is therefore highly speculative. We intend to allocate $ 20,000 of the raise to offering and administrative expenses. The remaining $ 160,000 is intended for product development activities. We will use the proceeds from the offering as they are raised. The Use of Proceeds table below provides the anticipated allocation of the funds upon receipt of 30%, 50%, 75% or 100% of the proceeds raised. If we raise less than 30% of the offering, it is doubtful we will succeed in implementing any of our business plan.

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WE ARE UNABLE TO IDENTIFY IN ANY DETAIL THE STEPS THAT WE WILL TAKE TO OBTAIN THE FINANCING REQUIRED TO EXECUTE OUR BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE ABILITY OF OUR MANAGEMENT TO EXECUTE OUR BUSINESS PLAN AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of October 26, 2012, we had cash resources of $11,560 and we anticipate that we will require a total of $180,000 in order to implement our business plan. What’s more our officers and directors have no experience in capital raising or identifying potential sources of financing for our business. Because our officers and directors have no experience in capital raising or identifying potential sources of financing we are unable to identify in any detail the steps we will take to obtain the financing required to execute our business plan. Our inability to identify the steps we will take to obtain the financing we require casts doubt on the ability of our management to execute our business plan and on our ability to continue as a going concern. If we are unable to identify and access sources of financing our business will fail and you will lose your investment.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN.

In their report dated August 22, 2012, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the Auditors Report accompanying our Audited Financial Statements. Because we have been issued an opinion by our auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

BECAUSE OUR OFFICERS AND DIRECTORS ARE LOCATED IN NON-U.S. JURISDICTIONS, YOU MAY HAVE LIMITED EFFECTE RECOURSE AGAINST MANMAGEMENT FOR MISCONDUCT AND MAY NOT BE ABLE TO ENFORCE JUDGMENT AND/OR CIVIL LIAVILITIES AFINST OUR OFFICERS AND DIRECTORS, EXPERTS AND AGENTS.

Since our key Officers and Directors, Mr. Aisenstark and Mr. Shofel reside in Israel, any attempt to enforce liabilities upon such individual under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;
•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and;
•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;
•	there is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

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In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our key Officers and Directors do not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or the Officers or Directors in United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against these persons or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against these persons or us.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officer, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officer, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of its service. Within the next 24 months, we will have costs related to (i) creating a new parents product, (ii) manufacturing the product, (iii) initiation of our marketing campaign, (iv) administrative expenses, and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our service will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

Developing and executing our business plan will require a significant capital investment. Debt or equity financing may not be available to us, or, if available, may be too expensive. Fully executing our business plan could require initial investment of approximately $180,000 and we anticipate 7-24 months of operational losses at approximately $7,500 per month.

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We require $180,000 to implement the business and marketing plan. This amount includes the $20,000 required for offering expense. We will require funding of approximately $180,000 to fully execute our business plan and bring our product to the marketplace. As of October 26, 2012, we had cash on hand of $ 11,560.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

If we are not successful in earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

IF OUR REGISTRATION STATEMENT IS DECLARED EFFECTIVE, WE WILL BE SUBJECT TO THE SEC’S REPORTING REQUIREMENTS AND WE CURRENTLY DO NOT HAVE SUFFICIENT CAPITAL TO MAINTAIN THIS REPORTING STATUS WITH THE SEC.

If our registration statement is declared effective, we will have limited reporting obligation s pursuant to Section 15(d) of the Exchange Act. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations, which we anticipate to initially be $ 20,000, but which may increase as the business grows (see Use of Proceeds). If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Risks Related To This Offering

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED SOLEY BY US ON AN ARBITRARY BASIS AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FURTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL

There is currently no traded public market for the Company’s common stock. There are no assurances that any public market will be established or maintained for the Company’s stock. As a result, the offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

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We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH.

We have only been recently formed and have only a limited operating history with no earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $0.0077 as of September 30, 2012, our most recent financial reporting date.

The arbitrary offering price of $0.15 per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.15. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Bulletin Board.

BECAUSE WE HAVE 150,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY.

We have 150,000,000 authorized shares, of which only 1,500,000 are currently issued and outstanding and only 1,200,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THE ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE FEWER WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

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IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE “BLUE SKY” LAWS.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering outside of the United States and will rely on exemptions found in Regulation S. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

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STOCKHOLDERS MAY HAVE LIMITED ACCESS TO INFORMATION BECAUSE WE ARE NOT YET A REPORTING ISSUER AND MAY NOT BECOME ONE.

We do not intend to file a Form 8-A promptly after this registration statement becomes effective. We are not currently a reporting issuer and upon this registration statement becoming effective we will be required to comply only with the limited reporting obligations pursuant to Section 15(d) of the Exchange Act. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

Risk Factors Related to the JOBS Act

WE ARE AN ‘EMERGING GROWTH COMPANY” AND WE INTENED TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES, WHICH COULD RESULT IN OUR STOCK BEING LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

THE COMPANY’S ELECTION TO TAKE ADVANTAGE OF THE JOBS ACT’S EXTENDED ACCOUNTING TRANSITION PERIOD MAY NOT MAKE ITS FINANCIAL STATEMENTS EASILY COMPARABLE TO OTHER COMPANIES

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to take advantage of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected take advantage of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used .

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THE JOBS ACT WILL ALSO ALLOW THE COMPANY TO POSTPONE THE DATE BY WHICH IT MUST COMPLY WITH CERTAIN LAWS AND REGULATIONS INTENDED TO PROTECT INVESTORS AND REDUCE THE AMOUNT OF INFORMATION PROVIDED IN REPORTS FILED WITH THE SEC

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

— be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting.

— be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer;

— be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

— be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements

The Company currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company,”.

AS LONG AS THE COMPANY QUALIFIES AS AN EMERGING GROWTH COMPANY, THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM WILL NOT BE REQUIRED TO ATTEST TO THE EFFECTIVENESS OF THE COMPANY’S INTERNAL CONTROL OVER FINANCIAL REPORTING.

Because the Company has elected to take advantage of the extended time periods for compliance with new or revised accounting standards provided for under Section 102(b) of the JOBS Act, among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

THE KEY PRODCUT(S) OF THE COMPANY WILL ALL BE PRODUCTS MANUFACTURED BY A CONTRACT MANUFACTURER FOR US. IT IS POSSIBLE THAT OUR COMPETITORS WILL HAVE ACCESS TO THOSE PRODUCTS AND THERE IS CURRENTLY NO AGREEMENT BETWEEN THE COMPANY AND ANY CONTRACT MANUFACTURER.

The key products that the Company intends to sell – baby products that the company develops will all be manufactured by third party contract manufacturers. Any current or future competitor will also have access to those products. The Company does not have any agreements (exclusive or otherwise) with any third party manufacturer. A manufacturer could decide not to sell to the Company or a larger competitor could enter the proposed market and harm the Company’s ability to earn a profit. If that happens, investors could lose all their investment.

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THE INTRODUCTION OF NEW PRODUCTS OR SERVICES BY EXISTING OR NEWLY CREATED BABY PRODUCT COMPANIES, COULD HAVE AN EFFECT ON OUR SUSTAINABILITY.

We are unable to control the timing of announcements or introductions of new or enhanced products by other baby product companies. For example, many of our current baby product companies have long operating histories and have significantly greater financial, technical, marketing and other resources than we do – as we have not yet manufactured our product. Other baby product companies may develop products that are superior to ours or, because of brand acceptance, may be more rapidly embraced by consumers. Future competition could lead the loss of revenues and could ultimately lead to the end of operations and the loss of your investment.

ANY INTELLECTUAL PROPERTY RIGHTS WE DEVELOP WILL BE VALUABLE AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Any trademarks, trade secrets, copyrights, design patents and other intellectual property rights that we develop will be important assets to us. There can be no assurance that after fully developing the product that we will be able to obtain patent protection and that the protections provided by these intellectual property rights will be adequate to prevent our competitors from misappropriating our technology or designs or that our competitors will not independently develop products that are substantially equivalent or superior to ours. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS IN THE FUTURE, WHICH MAY BE COSTLY TO DEFEND, COULD REQUIRE THE PAYMENT OF DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the baby products business own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our products may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products to others and may require that we procure substitute products for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using products or technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing products, which could require significant effort and expense. If we cannot license or develop products which do not infringe on third party intellectual property rights, we may be forced to limit our product offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

FORWARD LOOKING STATEMENTS

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on Page of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

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This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the consolidated financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.15. The following table sets forth the uses of proceeds assuming the sale of 30%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

Use of Proceeds*

	IF 30% OF SHARES SOLD $54,000	IF 50% OF SHARES SOLD $90,000	IF 75% OF SHARES SOLD $135,000	IF 100% OF SHARES SOLD $180,000

Offering Expenses:
Accounting fees	8,000	8,000	8,000	8,000
Legal fees	10,000	10,000	10,000	10,000
Printing	500	500	500	500
Transfer Agent	1,500	1,500	1,500	1,500
SUBTOTAL	20,000	20,000	20,000	20,000

Administrative Expenses:
State of Delaware Reporting	150	150	150	150
SEC Reporting (1)	3,250	3,250	3,250	3,250
On-going Legal and Accounting	5,000	8,000	10,000	10,000

Product Development Expenses:
Investor Development	3,600	7,500	10,000	10,000
*Marketing and Brand Activity		3,000	10,000	15,000
Consulting Fees	5,000	20,000	30,000	40,000
Patent	3,000	7,500	15,000	25,000
**Manufacturing		4000	10,000	20,000
Office Equipment/Administrative	1,000	3,000	5,000	10,000
SUBTOTAL	12,600	45,000	80,000	120,000
Working Capital/Cash Reserve	8,400	13,600	21,600	26,600

TOTAL	$54,000	$90,000	$135,000	$180,000

(1)	The SEC Reporting line item includes the cost of complying with the SEC’s disclosure requirements .
*	Getting wholesale distributors and retail sellers to carry and promote the product. Also, seeking white label opportunities and ties in with other companies. For a more detailed explanation of the use of proceeds based on funds raised, see Business Plan Implementation Schedule starting at Page 24.

**	This includes costing the product and finding a manufacturer (after negotiating with several) to produce the product.

If we sell less than 30% of the securities we are offering, any proceeds received will be first directed towards meeting our corporate and disclosure obligations so that we remain in good standing with the State of Delaware and maintain our status as a reporting issuer with the SEC . If we raise no money from this offering, or an amount insufficient to maintain in good standing with Delaware and the SEC, we will have to cease all operations. In that event, any investment in the company could be lost in its entirety.

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Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

•	Our new business structure and operations as well as lack of client base;

•	Prevailing market conditions, including the history and prospects for our industry;

•	Majority of competing companies are not public and market conditions tend to be harder on new businesses;

•	Our future prospects and the experience of our management;

•	Our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.15 per share. This price (which is the equivalent of $ 0.15 per common share) is significantly greater than the price paid by our officers and directors. Our officer and directors paid $0.013 per share, substantially less than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. “Net tangible book value per share before offering” is calculated by dividing the number of shares outstanding before the offering by the tangible assets before the offering. “Net tangible book value per share after the offering” is calculated by dividing the number of shares outstanding after the offering by the tangible assets after the offering.

The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders if all of the shares are sold

Price per share	$0.0001
Net tangible book value per share before offering	$0.0077
Potential gain to existing shareholders	$0.0632
Net tangible book value per share after offering	$0.0709
Increase to present stockholders in net tangible book value per share after offering	$0.0632
Capital contributions	$45,000
Capital contribution by officers & directors on August 13, 2012	$19,500
Number of shares outstanding before the offering	1,500,000
Number of shares after offering held by existing stockholders	1,500,000
Percentage of ownership after offering	56%

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New shareholders if all of the shares are sold

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	30%	50%	75%	100%
Per share offering price	$0.15	$0.15	$0.15	$0.15
Net tangible book value per share before offering	$0.0077	$0.0077	$0.0077	$0.0077
Net tangible book value per share after offering	$0.0352	$0.0484	$0.0611	$0.0709
Decrease in investment to new shareholders	$0.0275	$0.0407	$0.0534	$0.0632
Dilution to new shareholders	19.35%	28.57%	37.50%	44.44%

THE OFFERING

We are registering 1,200,000 shares of our common stock for offer and sale at $0.15 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in the shares of our common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a listing on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.15. Even if we obtain a listing on any exchange or are quoted on the Over-The-Counter (OTC) Bulletin Board, the offering price of $0.15 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We are offering the shares on a “self-underwritten” basis directly through our Officers and Directors named herein. Neither Mr. Aisenstark nor Mr. Shofel will receive any commissions or other remuneration of any kind in connection with their participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We are offering a maximum of 1,200,000 shares of its common stock on a “best efforts” basis at a fixed price of $0.15 per share any funds raised from this offering will be immediately available to us for our use. There will be no refunds. There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 1,200,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Only after the Securities and Exchange Commission declares our registration statement effective, do we intend to distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and in a possible investment in the offering.

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Neither Mr. Aisenstark nor Mr. Shofel will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

1.	Mr. Aisenstark and Mr. Shofel are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation.

2.	Mr. Aisenstark and Mr. Shofel will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Mr. Aisenstark and Mr. Shofel are not, nor will they be at the time of participation in the offering, an associated person of a broker-dealer; and

4.	Mr. Aisenstark and Mr. Shofel meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

This is a direct participation offering since we, and not an underwriter, are offering the stock. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

DESCRIPTION OF SECURITIES

Common Stock

The authorized common stock is one hundred and fifty million (150,000,000) shares with a par value of $0.0001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

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We refer you to our Bylaws, our Certificate of Incorporation, and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, if all shares are sold, present stockholders will own approximately 56% of our outstanding shares.

Cash Dividends

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Jonathan D. Strum, Esq, of Law Offices of Jonathan D. Strum, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

The financial statements of our Company included in this prospectus, for the period from November 17, 2011 (Inception) through December 31, 2011 have been audited by Dov Weinstein & Co. (Isr), Certified Public Accountants. and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception November 17, 2011 through December 31, 2011).

BUSINESS DESCRIPTION

Overview

We are a development stage company and were incorporated in the State of Delaware on November 17, 2011, as a for-profit company, and an established fiscal year end of December 31. As of the date of this Prospectus, we have not established significant business operations and have not achieved any revenues. The development of our business has included, but has not been limited to, organizational matters, market research, development of prototypes and mock-ups of the product, business travel and the preparation of our business plan, and the preparation of the financial statements and other information presented in this Prospectus. Our ability to establish operations is entirely dependent on our ability to raise sufficient financing to execute our business plan, however, there is no guarantee that we will be successful in this regard. Furthermore, if we successfully establish operations, there is no guarantee that there will be a significant market for our services or that we will achieve significant revenues, if any.

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We anticipate that we will require total financing of $180,000, to execute our business plan over a 24 month period. There can be no assurance that such financing will be available or available on suitable terms. Please see “Risk Factors” elsewhere in this Prospectus for a full discussion on this potential business risk.

We have not accomplished any of our intended efforts to date. We have not generated any revenues to date and our activities have included, but have not been limited to, market research, initial product development (prototypes and mocks-ups), business travel and the development our business plan. We will not have the necessary capital to commercialize our products and carryout our Business Plan until we are able to secure the financing sought by this offering. Please see “Risk Factors” elsewhere in this Prospectus for full discussion on this potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion from our auditors and rely upon the sale of our securities to fund operations.

Business Plan Implementation Schedule

We have not generated any revenues to date and have not established business operations. We will be unable to fully establish operations or otherwise implement our business plan until we are able to secure total financing of the $180,000 that we are seeking to raise through this offering. We can progress toward implanting our business plan if we raise a minimum of 30% of the offering. If we raise less than 30% of the offering it is doubtful that the company will be able to succeed.

We believe that we have created a product that helps parents reduce the amount of isolation and anxiousness while raising newborn children with sleeping disorders and pains from gas. With Babyrocker, new moms, dads or caregivers can use the rocking mechanism to children. The Babyrocker will be designed to create motion for soothing babies. The idea for the product was born from their personal experience, while seeking solutions for soothing their own babies and helping them fall asleep.

The Babyrocker is a device which an individual sits on. The device has springs under its cover, which once vertical pressure (from one's bodyweight) is exerted, allows for a smooth forward, backward and verticle rocking motion. In essence the movement from the babyrocker simulates sitting on an exercise ball. The main purpose of the Babyrocker is for an adult to be able hold a baby and to sit on the Babyrocker to create a soothing, comfortable movement for the newborn.

We have established a tentative schedule for the completion of specific tasks or milestones contained in our business plan depending on the level of success we have in raising money pursuant to this offering. The higher percentage of funds we raise from this offering the greater the chance for success. With the clear exception of the costs associated with this offering ($20,000) virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over a twenty-four month period. We anticipate that we will require to raise $180,000 in order to generate significant revenues within a 24 month period. We will review what is the most efficient use of our Directors time and when they are not available we will use consultants.

Among the key obstacles we will face is securing the necessary funding. If we do not raise the minimum funds we require, which is 30% of the offering, we may not be able to commence operations. In addition, if we raise less than the full amount, we may not be able to continue to follow through on the business plan without additional funds. Also, our patent application may be contested or rejected, we may not have the necessary funds to continue to finance and finalize the patent. If we are unable to finalize the patent out intellectual property protection will be severely weakened. Other obstacles include, but are not limited to, finding an appropriate manufacturer, the product name and the marketing,.

Milestones acheived prior to this Offering:

1.	Market research: potential market size for our product; costs involved with manufacturing the product ; identified potential manufacturers and target optimal retail cost;
2.	We have built a prototype which has been successful tested by our officers and directors with babies.

Time Frames Based on Percentage of Funds Raised

30% of funds raised = $54,000

First quarter 2013

1.	Hire intern or design school graduate to prepare product designs and CAD drawings
2.	Locate manufacturer in Asia for costing product (the company intends to manufacture at one place. We we negotiate with several manufacturers to obtain the best quality for the lowest price).
3.	Commence patent application process
4.	Meet with prospective investors for the company and other investors for the product. (will offer a percentage of the company for funding of the product itself by industry personnel, that can assist in the product getting to market sooner)

50% of the funds raised = $90,000

1.	Hire product design / industrial design expert to prepare product designs and CAD drawing
2.	Cost product in Asia

Second quarter 2013

3.	Make samples
4.	File initial Patent application
5.	Expend additional funds to meet additional investors both for company and for product
6.	Hire marketing consultant
7.	Interview advertising agency / public relations company. Create metrics for decision making plan for future decisions on creation of product awareness
8.	Marketing to baby product distributors/manufacturers.

75% of funds = $135,000

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In addition to #2 above:

Second quarter 2013

1.	Make molds for small run of product (under 10,000 units)

Third quarter 2013

2.	Prepare samples
3.	Expand marketing consultants role to include online advertising to create brand awareness and attempt to generate sales
4.	Hire PR consultant to generate free editorial coverage of product
5.	Market to retailers to place a test order on the product
6.	Initiate Web Design

100% if funds = $180,000

In addition to #2 above,

Third quarter 2013

1.	Manufacture additional product in first run to save money of production costs
2.	Finalize web site
3.	Expand public relations
4.	Additional efforts to partner/sell/joint venture the product to baby product distributors/manufactures
5.	Hire advertising agency

Market Opportunity

We believe we have developed an innovative product, which is geared to the baby and parent together, It is our belief that this will address a large market – parents of newborn babies. We believe that there is no comparable product on the market today. Though there are rocking products which rock the baby, such as a rocking crib and/or products which the baby is placed and is rocked on its own, we aim to reach that segment of the market in which the parent is holding the baby.

The Babyrocker is a device which an individual sits on. The device has springs under its cover, which once vertical pressure (from one's bodyweight) is exerted, allows for a smooth forward, backward and verticle rocking motion. In essence the movement from the babyrocker simulates sitting on an exercise ball. The main purpose of the Babyrocker is for an adult to be able hold a baby and to sit on the Babyrocker to create a soothing, comfortable movement for the newborn

Our intended product key value proposition lies in providing the parent with a significant improvement in their quality of life by enabling parents to better interact with their baby and to calm and/or put their baby to sleep comfortably and effortlessly. The prototype product was also found by our officers to highly effective in soothing babies suffering from gas. There has been, however, no medical or research study to confirm this fact. The majority of products in the baby and nursery sector are intended for final use by babies alone. Our product – the Babyrocker – was developed for the comfort of both baby and parent, for a fresh gift proposition for family and friends. We believe that with the right marketing strategy, Babyrocker can become a strong entry in the baby product market.

The following description of our business is intended to provide an understanding of our company and the direction of our strategy.

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Strategy and Product

We believe that there is a strong need for a new product to assist new parents and caregivers that creates a way for families with children ages 1-5 to find an ideal apparatus to for parents and caregivers to interact with their babies and to sooth babies and help put them to sleep.

The need was recognized through our personal experience with our own babies. We noticed that although the market presents a wide range of products which help to calm and sooth the baby at the end of the day the most soothing effect on a baby is holding him in one’s hands, driving with him in the car, walking the baby in a stroller, or rocking him in ones hands. While there are many products that claim to offer comfort and soothing for the baby, our personal experience has been with the physio ball. A inflatable rubber ball which one can sit while holding the baby and bounce up and down. An internet story sums up the success of this: A tired and desperate father is trying every trick in the book (and on this site) to relieve his seven week old baby daughter’s fussiness and crying. Nothing seems to be working. She has been fed and has a clean diaper. Feeling desperate, the father eyes his wife’s 26 inch Exercise Ball in the corner of the room. In need of a moment of zen, he gets on the ball. With his baby held upright and her head close to his left shoulder, he starts bouncing up and down on the ball gently. Gently. Not like Tigger. More like a slow, gentle, TLC type of bounce. It feels good. Faster than he can say, “Supercalifragilisticexpialidocious,” his baby relaxes and so does he. No more fussiness. No more crying. Just a calm, relaxed, sleeping baby. (source : http://thedadjam.com/calming/bouncing-ball-sleeping-baby/)

The prototype has been tested with both an adult and a newborn in the adult’s hand. Personal experience shows that it the most effective method for calming a baby while allowing the parent to actually do so while sitting down. The Company understands that baby products need to manufactured with due care and will produce in a factory that produces other brand name product. Of necessity, safety is paramount.

We decided to list the disadvantages we (and others) found with the ball as a product intended for this market. These problems included:

-	Very large and not esthetic. People did not want this in their living room.
-	Unstable and therefore unsecure.
-	Caused severe backache as it was designed for strengthening back muscles.
-	Difficult to market educate once people perceive the ball as a product for gym.
-	Hazardous to children, can roll over when playing with it.

Our officers and directors experience is that there is nothing more frustrating for a parent than a restless baby, whether the baby is suffering from gas, is over-tired or just plain cranky. By sitting on a Babyrocker while embracing their baby, a parent can bounce the baby to calmness through a rocking movement, which simulates a womb like experience.. After an initial market study on potential market size of the product, industry players both retail channels and distribution companies, the Duane Street came up with the product Babyrocker which is intended for use by parents with their newborn babies. After going through several prototypes , we settled on design that is light, flexible, portable, easier to store and transport, stable and safe. It can be viewed as a piece of furniture, which we believe will make it more desirable to our prospective customers. Moreover, though we have not priced production costs at this time, our target sales price will be under $99 which should make it attractive to new parents.

We anticipate that the Babyrocker will produce revenue streams :

•

Sales of the product and any add ons:

We intend to start sales in the 3rd quarter 2013.

Sales will either be:

— through the company’s web site through traffic that is generated on the internet or through advertising public relations.

— in retail stores through direct sales to these stores or through distribution companies

Once the product is being sold the company believes it can offer add on’s such as products that can assist in the child falling asleep.

Mobile toys that play soothing and relaxing music

Electronic items that have lights and soothing music

•	Licensing The company will attempt to achieve a licensing agreement with an industry player. The company anticipates receiving a 3-5% royalty on the revenues of the industry player.
•

Strategic Partnerships

Strategic partnerships are anticipated to include industry players : baby product manufacturing brand names , well known manufacturing factories, distribution companies.

The company intends to pursue strategic partnerships in the first quarter 2013 by marketing to industry players.

•	Private label production — we may produce for other companies wishing to have their brand on the product

The Vision

•	To build awareness of the Babyrocker solution. And, sell the. Product and any add-ons that are created.

•	To manage an online platform that creates support method for parents whose babies have difficulty sleeping or falling asleep

•	To develop a network of targeted advertising and promotional opportunities for local, regional and national sponsors.

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Opportunity

•	To develop the Babyrocker for new parents.

•	To reach a large market of new parents.

•	To develop an online platform on the web and on all viable search engines.

We have not generated any revenue to date. However, we have spent a good deal of time doing market research, developing pro-types and mock-ups of the product, talking with potential manufacturers (though no agreements have been reached) and developing our business plan. We will not have the necessary capital to develop our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See “Management’s Discussion and Analysis Plan of Operations” and “Liquidity and Capital Resources”.

Competition

It is our belief that the only alternative to our company for parents to find our type of product is on non-niche sites that don’t specifically cater to needs of our prospective customers. We believe our company can be in a position to gain market share and innovate specifically for the needs of its prospective customers.

Employees and Employment Agreements

As of October 26, 2012, we have no employees. Our officers and directors, Mr. Aisenstark and Mr. Shofel have provided services to the Company at no charge. Both Mr. Aisenstark and Mr. Shofel have the flexibility currently to work on our business up to 5 to 10 hours per week. Once we raise at least 50 % of the offering , we anticipate that they will devote more time to the company. There is, however, no guarantee that they will devote more time because we do not have any employment agreements with them.. If we are successful in raising sufficient funds, we will be in a position to retain the appropriate consultants with industry expertise.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our directors and officers.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in its development and execution of content and website software.

Government Regulations

We anticipate having to expend significant resources to comply with any governmental regulations of the new parents and caregivers market. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products, which will initially be Israel to be followed by the United States which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements. However, in the United States, in the event of any problems with the Babyrocker, we would be subject to the Consumer Product Safety Commission oversight.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name or intended website.

Research and Development

Since our inception to the date of this Prospectus, we have spent time and money on product and market research as well as product development. We have developed a prototype of the product, product sketches and mock ups. We have not yet applied for patent protection as we do not yet have the resources to do so nor do we have a fully developed product – only a working prototype. Even if we do have the resources and are able to fully develop the product, there is no guarantee that we will obtain patent protection or that the patent protection will be sufficient to keep any potential competitor from copying our product.

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Reports to Security Holders

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, NE Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

As our office space needs are limited at the current time, we are currently operating out of our directors’ and officers’ homes. This space usage is donated free of charge by our directors and officers.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

Holders

As of the date of this Prospectus there are two holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this Prospectus we did not have any equity compensation plans.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Delaware on November 17, 2011, as a for-profit company, and an established fiscal year of December 31. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from other sources other than loans we undertake.

From inception through October 26, 2012, our business operations have primarily been focused on developing our business plan, researching the market and industry players and creating our proto-type. We have spent a total of approximately $ 15,940 on start-up and general and administrative expenses. We have not generated any revenue from business operations. All cash currently held by us is the result of the sale of common stock to our directors and officers.

If we sell 100% of this offering, we will satisfy our cash requirements only for 24 months. If we are unable to raise additional investor capital, we will have enough capital to cover the costs of this offering and remain in good standing with the State of Delaware and maintain our status as a reporting issuer with the SEC for the next twelve months. The costs of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees and developing the business plan. As of October 26, 2012 we had $11,560 cash on hand. We will utilize our cash on hand as well as any and all proceeds from this offering to implement our business plan.

Plan of Operations

We anticipate that the $180,000 we intend to raise in this offering will be sufficient to complete the investigation and analysis of what and manufacturing costs are necessary to commence sales of our intended product (we do not intend to manufacture the product ourselves). We currently do not have patent protection nor a fully developed product. We have a proto-type which has been used effectively and is the basis for the venture. Once we have raised sufficient funds pursuant to this registration, we intend to retain a patent lawyer or patent agent to commence a patent filing for our product. We intend to have a patent application filed prior to initiating commercial sales of the product. Efforts will be proportional to funds raised to achieve these results. If we raise less than 30% of the offering we will be unable to take the minimum steps necessary. Raising less than the $180,000 will decrease funds for the investigation and analysis as to the product and patent protection. The first money raised, of course, will be set aside and used for meeting our reporting requirements to the Securities Exchange Commission and the State of Delaware. We will use cash on hand as required.

Though our directors have created a prototype of the product themselves, in order to go into factory production exact specifications will be required. Mass production requirements such as e CAD design is necessary and the Company expects to hire external consultants for this work as our directors do not have these skills.

Our business plan and allocation of proceeds will vary to accommodate the amount of proceeds raised by the sale of securities hereunder and through other financing efforts. The Use of Proceeds table shows an increase in funds allocated to each category of expenses under our business plan somewhat in proportion to the percentage of shares sold (whether 30%, 50%, 75% or 100%). Initially, we intend to interview patent and manufacturing firms to assist in protecting our idea and developing the product, but would not engage these service providers unless and until sufficient funds were raised. We intend to interview marketing and advertising agencies to assist in developing the marketing and advertising/promotional plans, but again would not engage these service providers unless and until sufficient funds were raised and then the terms of the engagement would be dependent upon amount of capital available. Initially, our officers and directors will continue to provide their home, computer and office equipment at no cost, but as computer hardware and software needs increase (and funds are available), new equipment to meet the back office requirements will be acquired. However, we estimate that we will require $180,000 that we are seeking to raise through this offering in order to commercialize our product. Nevertheless, if our potential to raise capital appears exhausted, our management may decide to modify our business plan on a reduced scale and quality. A decision by management to implement our business plan on a reduced scale and quality may occur at any juncture during the early stages of our business development, whether we have raised 30%, 50%, 75% or 100% of the proceeds that we will be seeking to raise through this offering.

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During the 24 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise a total of $180,000 (that we are seeking to raise through this offering) to pay for expenses associated with our development over the next 24 months.

As of October 26, 2012, we had cash on hand of $ 11,560.

During the next 12 months, we intend to establish our new parents and caregivers product. The product intends to be developed to provide a easily stored apparatus to assist parents and caregivers when their children are unable to rest. The Company anticipates utilizing consultants to improve on the design of the product.

We intend to raise a total of $180,000 to finance the further development, manufacture and marketing of the product. If we are not successful in raising the full $180,000 sought pursuant to this registration, there can be no assurance that such financing will be available later, or if available, on what terms such financing will consist. If we are successful in manufacturing and marketing our product, we believe that we will be able to derive revenue from the sale of our intended product to our prospective customers.

We believe that there is a strong need for a Babyrocker product for new parents and caregivers that create a way to lower anxiety related with newborns who have difficulty sleeping. We anticipate that parents may find a built-in support system where sharing thoughts and concerns with other parents alleviating stress and isolation. We anticipate that our intended members will be loyal, come back to monitor other success with our product, refer others and provide feedback and testimonial about how the Babyrocker helps young families.

We anticipate that our product revenue stream will come from multiple sources:

•	Sales of the product and any add-ons
•	Licensing
•	Strategic Partnerships

We intend to sell our product to industries that have a relevant message or existing practice for reaching young families. These include children’s retail, pediatricians, hospital networks, early learning and development companies, and baby products.

The Company believes the Babyrocker is an added value product for newborn parents. The baby product market is a very competitive market, therefore the Company understands that in order to achieve the best market share in the shortest amount of time, it will need to pursue licensing or strategic partnerships. Licensing can be achieved by having a brand name manufacturer license the Babyrocker product to be used under their brand name. On the other hand, Babyrocker can license a brand name for the purpose of selling its Babyrocker under the brand name or the babyrocker can be white labelled for any significant retail marketer. Strategic partnerships for either investment/distribution will be pursued by the company. These business plans for licensing and strategic partnership will be the responsible of the officers and directors.

Since inception, we have accumulated losses of approximately $ 15,940.

We believe that it will cost approximately $180,000 to commercialize and initiate sales of our product. These costs will include, patent applications, the manufacturing and marketing of the product and a good web site. We also expect to obtain liability insurance once we begin the operation of our business. This will be part of the money allocated to working capital. There can be no assurance that we will be able to secure financing. If we do not secure the required financing, we will not be able to develop the product and if we do develop the product there is no guarantee we will obtain patent protection.

Over the next 24 months we expect to expand to expend approximately $180,000 on our operations (See page 10 risk factor). Our use of proceeds is set forth in the table on page 22. Until we execute our business plan and begin to generate revenue we will have no source of revenue. We intend to pursue capital through this public channel in order to finance our businesses activities.

We have not yet begun production of our anticipated product and there can be no assurance that our product will be accepted by the marketplace and that we will be able to generate revenues. Our management does not plan to hire any employees at this time. Our officers and directors will be responsible for business plan development.

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Results of Operations

There is no historical financial information about us upon which to base an evaluation of our performance. We have incurred expenses of $ 15,940 on our operations as of October 26, 2012 on general and administrative expenses and our only other activity consisted of the sale of 1,500,000 shares of our common stock to our directors and officers for aggregate proceeds of $19,500.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan and preparing for a primary financial offering.

Our results of operations are summarized below:

November 17, 2011 (Inception)
To September 30, 2012
(unaudited)
Revenue	—
Cost of Revenue	—
Expenses	$(19,540)
Net Loss -	$(15,940)
Net Loss per Share - Basic and Diluted	(0.01)
Weighted Average Number Shares Outstanding - Basic and Diluted	1,500,000

Liquidity and Capital Resources

As of the date of this prospectus, we had yet to generate any revenues from our business operations. For the period of inception through (November 17, 2011) through the period ended September 30, 2012, we issued 1,500,000 shares of common stock to our officers and directors for cash proceeds of $19,500.

Our current cash on hand as of October 26, 2012 is $ 11,560, which is allocated to cover the expenses associated with this offering. Accordingly, we anticipate that our current cash on hand is not sufficient to meet the new obligations associated with being a company that is fully reporting with the SEC. However, to the extent that we do not expend the entire cash on hand on this offering, the remaining cash will be allocated to cover these new reporting company obligations, and our “Use of Proceeds” would be adjusted accordingly. Nonetheless, based on our disclosure above under “Use of Proceeds,” which is based on utilizing the entire cash on hand for this offering, we anticipate that any level of capital raised above 30% will allow us minimal operations for a twelve month period while meeting our State and SEC required compliance obligations.

We anticipate needing $180,000 in order to effectively execute our business plan over the next twenty four months. Beyond the next twenty four months, our business expansion may require additional capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt and/or capital structure.

Through October 26, 2012, we spent $15,940 on general operating expenses. We raised the cash amounts to be used in these activities from the sale of common stock to our officers and directors. As of October 26, 2012 we had $ 11,560 cash on hand.

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To date, the Company has managed to keep our monthly cash flow requirement low for two reasons. First, our officers do not draw a salary at this time. Second, the Company has been able to keep our operating expenses to a minimum by operating in space owned by our officers.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

The directors and officers have made no commitments written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 1 of our financial statements.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of two individuals who are also our only officers. Our officers make decisions on all significant corporate matters such as the approval of terms of the compensation of our officers and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Election under JOBS Act of 2012

The Company has chosen to opt-in and make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

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(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period and will “opt-in” and make use of the transitional period.

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Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company has elected to opt into the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected utilize such extended transition period(s) which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company,”.

The Company has elected to “opt-in” and utilize the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Critical Accounting Policies not related to JOBS ACT

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 1 of the notes to our financial statements for the year ended December 31, 2011. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Expenses: Expenditures for research and development will be expensed as incurred.

Earnings (Loss) Per Share: Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

Dov Weinstein & Co (Isr), Certified Public Accountants, has audited our Financial Statements for the period from November 17, 2011 (date of inception) through December 31, 2011 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the fiscal year and interim period.

MANAGEMENT

Officers and Directors

Our officers and directors will serve until their successors are elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)
Peretz Yehuda Aisenstark	30	President, Treasurer,
		Principal Executive Officer,
		Principal Financial Officer and member of the Board of Directors\

Yair Shofel	30	Secretary and member of the Board of Directors

Peretz Yehuda Aisenstark has held his offices/positions since December 1, 2011 and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Yair Shofel has held his offices/positions since December 1, 2011 and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Because our officers will control approximately 56% of all stock even if all shares pursuant to this offering are sold, they have the capacity to hold their positions indefinitely.

Business Experience

PERETZ YEHUDA AISENSTARK OFFICER AND DIRECTOR

Since 2009, Mr. Aizenstark is the owner and publisher of  J. Life magazine a monthly publication focusing on interesting stories on the people that live in the city of Jerusalem and surrounding neighborhoods.. Mr Aisenstark is responsible for all aspects of running the publication, including financial and management. He is editor in chief. Mr. Aizenstark has a history in publishing, in 2004-2009 he was a partner in the in the Yafe Nof  book publishing company. .  His responsibilities included legal, editorial, overseeing print, and distribution of the materials throughout the world , The publications were sold to distributors/stores in the EU, US, and Australia.

YAIR SHOFEL

Since 2007 Mr. Shofel was the financial administrator at Hadar Tzion a non for profit institution. Responsibilities include financial oversight of the organization : managing of bank accounts, payroll, vendor payments and financial management and future planning. From 2005-2009 he was governmental, Parlimentary Assistant to Member of Knesset (MK) Avraham Ravitz where his responsibilities included liaison with the general public, briefing MK Ravitz on new governmental legislation as well as speech writing for the MK. .  Between 2003 and 2005 Mr. Shofel was assistant to MK Ravitz when he was the Speaker of the Knesset.  Mr. Shofel is currently in his fourth year of law school at the Ono College.

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CONFLICTS OF INTEREST

As of October 26, 2012, we have no employees. Mr. Aisenstark and Mr. Shofel our officers and directors, currently devote 5 to 10 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with them regarding the provision of services to the Company.

Neither Mr. Aisenstark nor Mr. Shofel are obligated to commit their full time and attention to our business and accordingly, they may encounter a conflict of interest in allocating time between our operations and those of other businesses. Presently, Mr. Aisenstark earns his livelihood in the publishing business. Mr. Shofel is a former parliamentary aide and is currently in law school.

Although Mr. Aisenstark and Mr. Shofel are presently able to devote 5 to 10 hours per week to our business while maintaining their own livelihoods, this may change. Mr. Aisenstark and Mr. Shofel have agreed that they will devote up to twenty hours per week to our company, if we have raised more than 50% of this proposed offering. There is, however, no way to guarantee that as we have no employment contract (written or otherwise) with Mr. Aisenstark or Mr. Shofel. We will review what is the most efficient use of our Directors time and when they are not available will use consultants.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our two directors have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by our two directors. Because we do not have any independent directors, our two directors believe that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor have our directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our two directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our two directors are not an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	Understands generally accepted accounting principles and financial statements,

•	Is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

38

•	Has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	Understands internal controls over financial reporting, and

•	Understands audit committee functions.

Our Board of Directors is comprised of solely of Mr. Aisenstark and Mr. Shofel who are involved in our day to day operations. While we would prefer to have an audit committee financial expert on our board of directors, neither Mr. Aisenstark nor Mr. Shofel have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

We do not have any independent directors and the Company has not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our officers and directors. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to our inception, our date of inception, and no compensation will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception November 17, 2011 through October 26, 2012.

Summary Compensation Table

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred	All Other
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	($)	($)
Peretz Yehuda Aisenstark, CEO	2011	0	0	0	0	0	0	0	0

Yair Shofel, Secretary

39

We have not paid any salaries to our two directors and officers as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our two officers and directors other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of October 26, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Peretz Yehudah Aisenstark	—	—	—	—	—	—	—	—	—

Yair Shofel

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our two directors have not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

Options Grants during the Last Fiscal Year / Stock Option Plans

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our two directors and officers since our inception; accordingly, no stock options have been granted or exercised by our two directors and officers since we were founded.

40

Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our two directors and officers since our inception; accordingly, no stock options have been granted or exercised by our directors and officers since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our two directors and officers or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our two directors and officers or employees or consultants since we were founded.

Compensation of Directors

Our two directors are not compensated by us for acting as such. They are reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our two directors are or will be compensated in the future for any services provided as a director.

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Employment Contracts, Termination of Employment, Change-In-Control Arrangements

There are no employment contracts or other contracts or arrangements with our officers or directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Aisenstark or Mr. Shofel that would result from their resignation, retirement or any other termination. There are no arrangements for directors, officers or employees that would result from a change-in-control.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

Neither of our two directors and officers nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from November 23, 2011 through October 26, 2012.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peretz Yehudah Aisenstark	0	0	0	0	0	0	0

Yair Shofel

41

At this time, we have not entered into any employment agreements with our officers and directors. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our officers and directors or future key staff members. We will, however, review what is the most efficient use of our Directors time and when they are not available will use consultants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to their respective shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Peretz Yehudah Aisenstark	1,100,000	73%
	2 Machal Street
	Jerusalem, Israel

	Yair Shofel 29 Neve Yakov Street Jerusalem, Israel	400,000
	All Officers and Directors as a Group	1,500,000	27%
	(1 person)

The following table sets forth the beneficial ownership table after the anticipated 100% completion of the offering.

After completion of the offering

Title of Class	Name and Address of Shareholders	Amount and Nature of Shareholders Ownership	Percent of Class
Common Stock	Peretz Yehudah Aisenstark	1,100,000	40.8%
	2 Machal Street
	Jerusalem Israel

	Yair Shofel 29 Neve Yakov Street Jerusalem, Israel	400,000	14.8%

	All other Shareholders	1,200,000	44.4%

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On December 5, 2011, we issued 1,500,000 shares of our common stock to our directors and officers at $0.015 per share for $19,500. The proceeds from the sale of shares deposited in full, into the Company’s bank account on August 13, 2012.

42

There have been no other transactions since our audit date, December 31, 2011, or any subsequent or current proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

Director Independence

We intend to quote our securities on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FORSECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

After this registration statement becomes effective, we will be subject only to the limited reporting requirements of Section 15(d) of the Exchange Act. Pursuant to Section 15(d), we will only be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports may be accessed free of charge through the SEC’s website at www.sec.gov.

These reports will also be available for inspection and copying at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can receive copies of these documents upon payment of a duplicating fee by writing to the SEC.

However, since we will be subject only to the limited reporting requirements of Section 15(d) of the Exchange Act, even these limited reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our registration statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

43

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

44

DUANE STREET CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2011

F-1

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders of

Duane Street Corp. (A Development Stage Company)

We have audited the accompanying balance sheet of Duane Street Corp. (a development stage company) (“the Corporation”) as of December 31, 2011 and the related statements of operations, changes in stockholders’ equity and cash flows for the period then ended and from the period of inception (November 17, 2011) through December 31, 2011. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Corporation is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Corporation's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Duane Street Corp. (A Development Stage Company) as of December 31, 2011 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in Note 1 to the financial statements, the Corporation is in the development stage, and has not established any source of revenue to cover its operating costs. As of December 31, 2011, the cash resources of the Corporation were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Corporation's ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dov Weinstein & Co. C.P.A. (Isr)

www.dwcpa.co.il

Jerusalem, Israel

August 22, 2012

F-2

DUANE STREET CORP.

(A Development Stage Company)

BALANCE SHEET

December 31, 2011
$

ASSETS
Current Assets:
Accounts receivable	19,500

TOTAL ASSETS	19,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total liabilities	-

Stockholders’ Equity
Common stock, $0.0001 par value; 150,000,000 shares authorized; 1,500,000 shares issued and outstanding	150
Paid-in capital	19,350
Accumulated deficit during development stage	-

Total stockholders’ equity	19,500

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	19,500

The accompanying notes are an integral part of these financial statements.

F-3

DUANE STREET CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

	For the period ended December 31, 2011	From November 17, 2011 (Inception) to December 31, 2011
	$	$

Revenue	-	-

Operating expenses
General and administrative:-	-	-

Net loss	-	-

Loss per share - basic and diluted:

Loss per common share	-

Weighted average number of common shares	886,364

The accompanying notes are an integral part of these financial statements.

F-4

DUANE STREET CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

for the period of NOVEMBER 17, 2011 (INCEPTION) to DECEMBER 31, 2011

	Common Stock		Paid-in Capital	Accumulated Deficit During Development Stage	Total Stockholders’ Equity
	Shares	Amount
	$	$	$	$	$

Inception (November 17, 2011)	-	-	-	-	-

Common stock issued for cash at $0.013 per share	1,500,000	150	19,350	-	19,500

Loss for the period	-	-	-	-	-

Balance at December 31, 2011	1,500,000	150	19,350	-	19,500

The accompanying notes are an integral part of these financial statements.

F-5

DUANE STREET CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

	For the period ended December 31, 2011	Inception (November 17, 2011 through December 31, 2011
	$	$
Cash Flows from Operating Activities

Net loss	-	-

Changes in operating assets and liabilities:
Accounts receivable	(19,500)	(19,500)
Net cash used in operating activities	(19,500)	(19,500)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock	19,500	19,500
Net cash provided by financing activities	19,500	19,500

Movement in cash and cash equivalents	-	-

Cash and cash equivalents at beginning of the period	-	-

Cash and cash equivalents at end of the period	-	-

The accompanying notes are an integral part of these financial statements.

F-6

DUANE STREET CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Duane Street Corp. is a Delaware corporation (the “Corporation”), incorporated under the laws of the State of Delaware on November 17, 2011. The Corporation is in the development stage as defined by Accounting Standards Codification 915 (ASC 915), “Accounting and reporting by Development Stage Enterprises”. The business plan of the Corporation is; the manufacturing and marketing of baby products.

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

Fiscal Year End

The Corporation has adopted a fiscal year end of December 31.

Going concern

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. The Corporation has no established source of revenue. This raises substantial doubt about the Corporation's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Corporation to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

In view of these matters, continuation as a going concern is dependent upon the continued operations of the Corporation, which in turn is dependent upon the Corporation's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Corporation not continue as a going concern.

The Corporation plans to improve its financial condition through a public offering as described in Note 6. However, there is no assurance that the Corporation will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Corporation to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies are set out below, these policies have been consistently applied to the period presented, unless otherwise stated:

Cash and cash equivalents

The Corporation considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at December 31, 2011, there were no cash equivalents.

F-7

Accounts receivable

Account receivables are stated at the amount that management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through an allowance for doubtful accounts. Additions to the allowance for doubtful accounts are based on management’s judgment, considering historical write-offs, collections and current credit conditions. Balances which remain outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to the applicable accounts receivable. Payments received subsequent to the time that an account is written off are considered as bad debt recoveries. As of December 31, 2011, the Corporation has experienced no bad debt write offs from operations.

Earnings per share

The Corporation computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Corporation by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at December 31, 2011, the Corporation had no potentially dilutive shares.

Income taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NOTE 3 – SHAREHOLDERS’ EQUITY

Common Stock

On December 5, 2011, the Corporation issued 1,500,000 shares of common stock to the directors and officers of the Corporation at a price of $0.013 per share, for $19,500. The proceeds from the sale of shares were deposited in full, into the Company’s bank account on August 13, 2012.

NOTE 4 – RELATED PARTY TRANSACTIONS

Details of transactions between the Corporation and related parties are disclosed below.

The following entities have been identified as related parties :

Peretz Aisenstark	Director and greater than 10% stockholder
Yair Shofel	Director and greater than 10% stockholder

The following transactions were carried out with related parties:

December 31
2011
$
Balance sheet:

Accounts receivable - subscriptions receivable	19,500

As described in Note 3, on December 5, 2011, the Company issued 1,500,000 shares of its common stock to Directors and officers. The proceeds from the sale of shares were deposited in full, into the Company’s bank account on August 13, 2012.

F-8

NOTE 5 – RECENT ACCOUNTING STANDARDS UPDATED

ASU 2011-08

In September 2011, the FASB issued an update to ASC 350, Intangibles – Goodwill and Other. The objective of this ASU is to simplify how entities test goodwill for impairment. The amendments in the ASU permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. Previous guidance under topic 350 required an entity to test goodwill for impairment, on at least an annual basis, by comparing the fair value of a reporting unit with its carrying amount, including goodwill (step one). If the fair value of a reporting unit is less than its carrying amount, then the second step of the test must be performed to measure the amount of the impairment loss, if any. Under the amendments in this ASU, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. We do not expect the adoption will have a material impact on our statement of financial position.

NOTE 6 – SUBSEQUENT EVENTS

(a)	On August 13, 2012, the proceeds from the sale of stock was received in the Corporation's bank account.

(b)	The Company has commenced capital formation activities by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 1,200,000 shares of newly issued common stock at an offering price of $0.15 per share for proceeds of up to $180,000.

There were no additional subsequent events through the date of issuance of these audited financial statements.

F-9

DUANE STREET CORP.

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

for the three month period ended March 31, 2012

 (unaudited)

CONTENTS:

Balance Sheets as of March 31, 2012 and December 31, 2011 (unaudited)	F-11

Statement of Operations for the three months ended March 31, 2012 and for the period from November 17, 2011 (date of inception) to March 31, 2012 (unaudited)	F-12

Statement of Stockholder's Equity for the period from inception (November 17, 2011) through March 31, 2012 (unaudited)	F-13

Statement of Cash Flows for the three months ended March 31, 2012 and from inception (November 17, 2011) through March 31, 2012 (unaudited)	F-14

Notes to Unaudited Financial Statements	F-15

F-10

DUANE STREET CORP.

(A Development Stage Company)

BALANCE SHEETS

(Unaudited)

	March 31, 2012	December 31, 2011
	$	$

ASSETS

Current Assets:
Accounts receivable	19,500	19,500

TOTAL ASSETS	19,500	19,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Long-term debt	400	-

Total liabilities	400	-

Stockholders’ Equity
Common stock, $0.0001 par value; 150,000,000 shares authorized; 1,500,000 shares issued and outstanding	150	150
Paid-in capital	19,350	19,350
Accumulated deficit during development stage	(400)	-

Total stockholders’ equity	19,100	19,500

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	19,500	19,500

The accompanying notes are an integral part of these financial statements.

F-11

DUANE STREET CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Unaudited)

	For the three month period ended March 31, 2012	From November 17, 2011 (Inception) to March 31, 2012
	$	$

Revenue	-	-

Operating expenses
General and administrative:-	-	-
Franchise tax expense	(400)	(400)
Total operating expenses	(400)	(400)

Net loss	(400)	(400)

Loss per share - basic and diluted:

Loss per common share	-

Weighted average number of common shares	1,500,000

The accompanying notes are an integral part of these financial statements.

F-12

DUANE STREET CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

for the period of NOVEMBER 17, 2011 (INCEPTION) to MARCH 31, 2012

(Unaudited)

	Common Stock			Accumulated Deficit During Development	Total Stockholders’
	Shares	Amount	Paid-in Capital	Stage	Equity
	$	$	$	$	$

Inception (November 17, 2011)	-	-	-	-	-

Common stock issued for cash at $0.013 per share	1,500,000	150	19,350	-	19,500

Loss for the period	-	-	-	-	-

Balance at December 31, 2011	1,500,000	150	19,350	-	19,500

Loss for the period	-	-	-	(400)	(400)

Balance at March 31, 2012	1,500,000	150	19,350	(400)	19,100

The accompanying notes are an integral part of these financial statements.

F-13

DUANE STREET CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Unaudited)

	For the three months ended March 31, 2012	Inception (November 17, 2011) through March 31, 2012
	$	$
Cash Flows from Operating Activities

Net loss	(400)	(400)

Changes in operating assets and liabilities:
Accounts receivable	-	(19,500)
Net cash used in operating activities	(400)	(19,900)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock	-	19,500
Proceeds from long-term debt	400	400
Net cash provided by financing activities	400	19,900

Movement in cash and cash equivalents	-	-

Cash and cash equivalents at beginning of the period	-	-

Cash and cash equivalents at end of the period	-	-

The accompanying notes are an integral part of these financial statements.

F-14

DUANE STREET CORP.

(A Development Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

for the three month period ended March 31, 2012

(Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTS POLICIES

Basis of Presentation and Organization

Duane Street Corp. is a Delaware corporation (the “Corporation”), incorporated under the laws of the State of Delaware on November 17, 2011. The Corporation is in the development stage as defined by Accounting Standards Codification 915 (ASC 915), “Accounting and Reporting by Development Stage Enterprises”. The business plan of the Corporation is; the manufacturing and marketing of baby products.

At March 31, 2012, the Corporation is considered to be in the development stage as its primary activities, since incorporation, have been business development, business and financial planning and raising capital.

The financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

Unaudited Interim Financial Statements

The interim financial statements of the Corporation as of March 31, 2012, and for the periods then ended, and cumulative from inception, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Corporation’s financial position as of March 31, 2012, and the results of its operations and its cash flows for the periods ended March 31, 2012, and cumulative from inception. These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2012. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Reference should be made to the Corporation’s audited financial statements as of December 31, 2011 for additional information, including significant accounting policies.

Going concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Corporation has no business operations and has negative working capital and minimal stockholders’ equity. These conditions raise substantial doubt about the ability of the Corporation to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon the continued operations of the Corporation, which in turn is dependent upon the Corporation's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Corporation not continue as a going concern.

The Corporation plans to improve its financial condition through a public offering as described in Note 5. However, there is no assurance that the company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Corporation to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-15

Cash and cash equivalents

The Corporation considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at March 31, 2012, there were no cash and cash equivalents.

Accounts receivable

Account receivables are stated at the amount that management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through an allowance for doubtful accounts. Additions to the allowance for doubtful accounts are based on management’s judgment, considering historical write-offs, collections and current credit conditions. Balances which remain outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to the applicable accounts receivable. Payments received subsequent to the time that an account is written off are considered as bad debt recoveries. As of March 31, 2012, the Corporation has experienced no bad debt write offs from operations.

Earnings per Share

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at March 31, 2012, the Corporation had no potentially dilutive shares.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NOTE 2 – SHAREHOLDERS’ EQUITY

Common Stock

On December 5, 2011, the Corporation issued 1,500,000 shares of common stock to the directors and officers of the Company at a price of $0.013 per share, for $19,500, the proceeds of which were received August 13, 2012.

NOTE 3 – INCOME TAXES

The provision/(benefit) for income taxes for the periods ended March 31, 2012 and December 31, 2011 was as follows (assuming a 15% effective tax rate):

	March 31, 2012	December 31, 2011
	$	$

Current Tax Provision:
Federal-
Taxable income	-	-
Total current tax provision	-	-

Deferred Tax Provision:
Federal-
Loss carryforwards	60	-
Change in valuation allowance	(60)	-
Total deferred tax provision	-	-

F-16

The Corporation had deferred income tax assets as of March 31, 2012 and December 31, 2011 as follows:

	March 31, 2012	December 31, 2011
	$	$

Loss carryforwards	60	-
Less – valuation allowance	(60)	-

Total net deferred tax assets	-	-

The Corporation provided a valuation allowance equal to the deferred income tax assets for period ended March 31, 2012 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of March 31, 2012, the Corporation had approximately $400 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2031.

The Corporation did not identify any material uncertain tax positions. The Corporation did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Corporation are subject to examination by the IRS, generally for three years after they are filed.

NOTE 4 – RELATED PARTY TRANSACTIONS

On December 5, 2011, the Corporation issued 1,500,000 shares of common stock to the directors and officers of the Corporation at a price of $0.013 per share, for $19,500. The proceeds from the sale of shares were deposited in full, into the Company’s bank account on August 13, 2012.

The Corporation's director provides rent-free office space to the Company.

NOTE 5 – SUBSEQUENT EVENTS

(a)	On August 13, 2012, the proceeds from the sale of stock was received in the Corporation's bank account.

(b)	The Company has commenced capital formation activities by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 1,200,000 shares of newly issued common stock at an offering price of $0.15 per share for proceeds of up to $180,000.

There were no additional subsequent events through the date of issuance of these financial statements.

F-17

DUANE STREET CORP.

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

for the six month period ended June 30, 2012

(unaudited)

CONTENTS:

Balance Sheets as of June 30, 2012 and December 31, 2011 (unaudited)	F-19

Statements of Operations for the three and six months ended June 30, 2012 and for the period from November 17, 2011 (date of inception) to June 30, 2012 (unaudited)	F-20

Statement of Stockholder's Equity for the period from of November 17, 2011 (date of inception) to June 30, 2012 (unaudited)	F-21

Statement of Cash Flows for the three and six months ended June 30, 2012 and for the period from November 17, 2011 (date of inception) to June 30, 2012 (unaudited)	F-22

Notes to Unaudited Financial Statements	F-23

F-18

DUANE STREET CORP.

(A Development Stage Company)

BALANCE SHEETS

(Unaudited)

	June 30, 2012	December 31, 2011
	$	$

ASSETS

Current Assets:
Cash and cash equivalents	85	-
Accounts receivable	19,500	19,500

TOTAL ASSETS	19,585	19,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Long-term debt	500	-

Total liabilities	500	-

Stockholders’ Equity
Common stock, $0.0001 par value; 150,000,000 shares authorized; 1,500,000 shares issued and outstanding	150	150
Paid-in capital	19,350	19,350
Accumulated deficit during development stage	(415)	-

Total stockholders’ equity	19,085	19,500

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	19,585	19,500

The accompanying notes are an integral part of these financial statements.

F-19

DUANE STREET CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Unaudited)

	For the three month period ended June 30, 2012	For the six month period ended June 30, 2012	From November 17, 2011 (Inception) to June 30, 2012
	$	$	$

Revenue	-	-	-

Operating expenses
General and administrative:-
Franchise tax expense	-	(400)	(400)
Other	(15)	(15)	(15)
Total operating expenses	(15)	(415)	(415)

Net loss	(15)	(415)	(415)

Loss per share - basic and diluted:

Loss per common share	-	-

Weighted average number of common shares	1,500,000	1,500,000

The accompanying notes are an integral part of these financial statements.

F-20

DUANE STREET CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

for the period of NOVEMBER 17, 2011 (INCEPTION) to JUNE 30, 2012

(Unaudited)

	Common Stock			Accumulated Deficit During Development	Total Stockholders’
	Shares	Amount	Paid-in Capital	Stage	Equity
	$	$	$	$	$

Inception (November 17, 2011)	-	-	-	-	-

Common stock issued for cash at $0.013 per share	1,500,000	150	19,350	-	19,500

Loss for the period	-	-	-	-	-

Balance at December 31, 2011	1,500,000	150	19,350	-	19,500

Loss for the period	-	-	-	(415)	(415)

Balance at June 30, 2012	1,500,000	150	19,350	(415)	19,085

The accompanying notes are an integral part of these financial statements.

F-21

DUANE STREET CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Unaudited)

	For the six months ended June 30, 2012	Inception (November 17, 2011) through June 30, 2012
	$	$
Cash Flows from Operating Activities
Net loss	(415)	(415)

Changes in operating assets and liabilities:
Accounts receivable	-	(19,500)
Net cash used in operating activities	(415)	(19,915)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock	-	19,500
Proceeds from long-term debt	500	500
Net cash provided by financing activities	500	20,000

Movement in cash and cash equivalents	85	85

Cash and cash equivalents at beginning of the period	-	-

Cash and cash equivalents at end of the period	85	85

The accompanying notes are an integral part of these financial statements.

F-22

DUANE STREET CORP.

(A Development Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

for the six month period ended June 30, 2012

(Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTS POLICIES

Basis of Presentation and Organization

Duane Street Corp. is a Delaware corporation (the “Corporation”), incorporated under the laws of the State of Delaware on November 17, 2011. The Corporation is in the development stage as defined by Accounting Standards Codification 915 (ASC 915), “Accounting and Reporting by Development Stage Enterprises”. The business plan of the Corporation is; the manufacturing and marketing of baby products.

At June 30, 2012, the Corporation is considered to be in the development stage as its primary activities, since incorporation, have been business development, business and financial planning and raising capital.

The financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

Unaudited Interim Financial Statements

The interim financial statements of the Corporation as of June 30, 2012, and for the periods then ended, and cumulative from inception, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Corporation’s financial position as of June 30, 2012, and the results of its operations and its cash flows for the periods ended June 30, 2012, and cumulative from inception. These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2012. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to the Corporation’s audited financial statements as of December 31, 2011, filed with the SEC, for additional information, including significant accounting policies.

Going concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Corporation has no business operations and has negative working capital and minimal stockholders’ equity. These conditions raise substantial doubt about the ability of the Corporation to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon the continued operations of the Corporation, which in turn is dependent upon the Corporation's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Corporation not continue as a going concern.

The Corporation plans to improve its financial condition through a public offering as described in Note 5. However, there is no assurance that the company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Corporation to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-23

Cash and cash equivalents

The Corporation considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Accounts receivable

Account receivables are stated at the amount that management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through an allowance for doubtful accounts. Additions to the allowance for doubtful accounts are based on management’s judgment, considering historical write-offs, collections and current credit conditions. Balances which remain outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to the applicable accounts receivable. Payments received subsequent to the time that an account is written off are considered as bad debt recoveries. As of June 30, 2012, the Corporation has experienced no bad debt write offs from operations.

Earnings per Share

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at June 30, 2012, the Corporation had no potentially dilutive shares.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NOTE 2 – SHAREHOLDERS’ EQUITY

Common Stock

On December 5, 2011, the Corporation issued 1,500,000 shares of common stock to the directors and officers of the Company at a price of $0.013 per share, for $19,500. The proceeds from the sale of shares were deposited in full, into the Company’s bank account on August 13, 2012.

F-24

NOTE 3 – INCOME TAXES

The provision/(benefit) for income taxes for the periods ended June 30, 2012 and December 31, 2011 was as follows (assuming a 15% effective tax rate):

	June 30, 2012	December 31, 2011
	$	$

Current Tax Provision:
Federal-
Taxable income	-	-
Total current tax provision	-	-

Deferred Tax Provision:
Federal-
Loss carryforwards	62	-
Change in valuation allowance	(62)	-
Total deferred tax provision	-	-

The Corporation had deferred income tax assets as of June 30, 2012 and December 31, 2011 as follows:

	June 30, 2012	December 31, 2011
	$	$

Loss carryforwards	62	-
Less – valuation allowance	(62)	-

Total net deferred tax assets	-	-

The Corporation provided a valuation allowance equal to the deferred income tax assets for period ended June 30, 2012 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of June 30, 2012, the Corporation had approximately $415 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2031.

The Corporation did not identify any material uncertain tax positions. The Corporation did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Corporation are subject to examination by the IRS, generally for three years after they are filed.

F-25

NOTE 4 – RELATED PARTY TRANSACTIONS

On December 5, 2011, the Corporation issued 1,500,000 shares of common stock to the directors and officers of the Corporation at a price of $0.013 per share, for $19,500. The proceeds from the sale of shares were deposited in full, into the Company’s bank account on August 13, 2012.

The Corporation's director provides rent-free office space to the Company.

NOTE 5 – SUBSEQUENT EVENTS

(a)	On August 13, 2012, the proceeds from the sale of stock was received in the Corporation's bank account.

(b)	The Company has commenced capital formation activities by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 1,200,000 shares of newly issued common stock at an offering price of $0.15 per share for proceeds of up to $180,000.

There were no additional subsequent events through the date of issuance of these financial statements.

F-26

DUANE STREET CORP.

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

for the nine month period ended September 30, 2012

 (unaudited)

CONTENTS:

Balance Sheets as of September 30, 2012 and December 31, 2011 (unaudited)	F-28

Statements of Operations for the Three and Nine Months Ended September 30, 2012 and for the Period from November 17, 2011 (date of inception) to September 30, 2012 (unaudited)	F-29

Statements of Stockholder's Equity for the Period of November 17, 2011 (date of inception) to September 30, 2012 (unaudited)	F-30

Statements of Cash Flows for the Nine Months Ended September 30, 2012 and for the Period from November 17, 2011 (date of inception) to September 30, 2012 (unaudited)	F-31

Notes to Unaudited Financial Statements	F-32

F-27

DUANE STREET CORP.

(A Development Stage Company)

BALANCE SHEETS

(Unaudited)

	September 30, 2012	December 31, 2011
	$	$
ASSETS
Current Assets:
Cash and cash equivalents	11,560	-
Accounts receivable	-	19,500

TOTAL ASSETS	11,560	19,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	7,500	-

Total current liabilities	7,500	-

Long term liabilities:
Long-term debt	500	-

Total liabilities	8,000	-

Stockholders’ Equity
Common stock, $0.0001 par value; 150,000,000 shares authorized; 1,500,000 shares issued and outstanding	150	150
Paid-in capital	19,350	19,350
Deficit accumulated during development stage	(15,940)	-

Total stockholders’ equity	3,560	19,500

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	11,560	19,500

The accompanying notes are an integral part of these financial statements.

F-28

DUANE STREET CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

(Unaudited)

	For the three month period ended September 30, 2012	For the nine month period ended September 30, 2012	From November 17, 2011 (Inception) to September 30, 2012
	$	$	$

Revenue	-	-	-

Operating expenses
General and administrative:-
Filing fees	(2,900)	(2,900)	(2,900)
Franchise tax expense	-	(400)	(400)
Other costs	(125)	(140)	(140)
Professional fees	(12,500)	(12,500)	(12,500)
Total operating expenses	(15,525)	(15,940)	(15,940)

Net loss	(15,525)	(15,940)	(15,940)

Loss per share - basic and diluted:

Loss per common share	-	-

Weighted average number of common shares	1,500,000	1,500,000

The accompanying notes are an integral part of these financial statements.

F-29

DUANE STREET CORP.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

for the period of NOVEMBER 17, 2011 (INCEPTION) to SEPTEMBER 30, 2012

(Unaudited)

	Common Stock			Deficit Accumulated During Development	Total Stockholders’
	Shares	Amount	Paid-in Capital	Stage	Equity
	$	$	$	$	$

Inception (November 17, 2011)	-	-	-	-	-

Common stock issued for cash at $0.013 per share	1,500,000	150	19,350	-	19,500

Loss for the period	-	-	-	-	-

Balance at December 31, 2011	1,500,000	150	19,350	-	19,500

Loss for the period	-	-	-	(15,940)	(15,940)

Balance at September 30, 2012	1,500,000	150	19,350	(15,940)	3,560

The accompanying notes are an integral part of these financial statements.

F-30

DUANE STREET CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

(Unaudited)

	For the nine months ended September 30, 2012	Inception (November 17, 2011) through September 30, 2012
	$	$
Cash Flows from Operating Activities

Net loss	(15,940)	(15,940)

Changes in operating assets and liabilities:
Accounts receivable	19,500	-
Accounts payable	7,500	7,500
Net cash provided by / (used) in operating activities	11,060	(8,440)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from issuance of common stock	-	19,500
Proceeds from long-term debt	500	500
Net cash provided by financing activities	500	20,000

Movement in cash and cash equivalents	11,560	11,560

Cash and cash equivalents at beginning of the period	-	-

Cash and cash equivalents at end of the period	11,560	11,560

The accompanying notes are an integral part of these financial statements.

F-31

DUANE STREET CORP.

(A Development Stage Company)

NOTES TO THE INTERIM FINANCIAL STATEMENTS

for the nine month period ended September 30, 2012

(Unaudited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTS POLICIES

Basis of Presentation and Organization

Duane Street Corp. is a Delaware corporation (the “Corporation”), incorporated under the laws of the State of Delaware on November 17, 2011. The Corporation is in the development stage as defined by Accounting Standards Codification 915 (ASC 915), “Accounting and Reporting by Development Stage Enterprises”. The business plan of the Corporation is; the manufacturing and marketing of baby products.

At September 30, 2012, the Corporation is considered to be in the development stage as its primary activities, since incorporation, have been business development, business and financial planning and raising capital.

The financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). The financial statements have been prepared on the historical cost basis. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

Unaudited Interim Financial Statements

The interim financial statements of the Corporation as of September 30, 2012, and for the periods then ended and cumulative from inception, are unaudited. However, in the opinion of management, the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Corporation’s financial position as of September 30, 2012, and the results of its operations and its cash flows for the periods ended September 30, 2012, and cumulative from inception. These results are not necessarily indicative of the results expected for the calendar year ending December 31, 2012. The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States. Refer to the Corporation’s audited financial statements as of December 31, 2011, filed with the SEC, for additional information, including significant accounting policies.

Going concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Corporation has no business operations and minimal stockholders’ equity. These conditions raise substantial doubt about the ability of the Corporation to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon the continued operations of the Corporation, which in turn is dependent upon the Corporation's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Corporation not continue as a going concern.

The Corporation plans to improve its financial condition through a public offering as described in Note 5. However, there is no assurance that the Corporation will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Corporation to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-32

Cash and cash equivalents

The Corporation considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Accounts receivable

Account receivables are stated at the amount that management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through an allowance for doubtful accounts. Additions to the allowance for doubtful accounts are based on management’s judgment, considering historical write-offs, collections and current credit conditions. Balances which remain outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to the applicable accounts receivable. Payments received subsequent to the time that an account is written off are considered as bad debt recoveries. As of September 30, 2012, the Corporation has experienced no bad debt write offs from operations.

Earnings per Share

The Company computes net loss per share in accordance with ASC 260, "Earnings Per Share" ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all potential dilutive common shares, which comprise options granted to employees. As at September 30, 2012, the Corporation had no potentially dilutive shares.

Income Taxes

Income taxes are accounted for in accordance with ASC Topic 740, “Income Taxes.” Under the asset and liability method, deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NOTE 2 – SHAREHOLDERS’ EQUITY

Common Stock

On December 5, 2011, the Corporation issued 1,500,000 shares of common stock to the directors and officers of the Corporation at a price of $0.013 per share, for $19,500. The proceeds from the sale of shares were deposited in full, into the Company’s bank account on August 13, 2012.

NOTE 3 – INCOME TAXES

The provision/(benefit) for income taxes for the periods ended September 30, 2012 and December 31, 2011 was as follows (assuming a 15% effective tax rate):

	September 30, 2012	December 31, 2011
	$	$

Current Tax Provision:
Federal-
Taxable income	-	-
Total current tax provision	-	-

Deferred Tax Provision:
Federal-
Loss carry forwards	2,391	-
Change in valuation allowance	(2,391)	-
Total deferred tax provision	-	-

F-33

The Corporation had deferred income tax assets as of September 30, 2012 and December 31, 2011 as follows:

	September 30, 2012	December 31, 2011
	$	$

Loss carry forwards	2,391	-
Less – valuation allowance	(2,391)	-

Total net deferred tax assets	-	-

The Corporation provided a valuation allowance equal to the deferred income tax assets for period ended September 30, 2012 because it is not presently known whether future taxable income will be sufficient to utilize the loss carry forwards.

As of September 30, 2012, the Corporation had approximately $15,940 in tax loss carry forwards that can be utilized future periods to reduce taxable income, and expire by the year 2031.

The Corporation did not identify any material uncertain tax positions. The Corporation did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Corporation are subject to examination by the IRS, generally for three years after they are filed.

NOTE 4 – RELATED PARTY TRANSACTIONS

On December 5, 2011, the Corporation issued 1,500,000 shares of common stock to the directors and officers of the Corporation at a price of $0.013 per share, for $19,500.

The Corporation's director provides rent-free office space to the Company.

NOTE 5 – SUBSEQUENT EVENTS

The Company has commenced capital formation activities by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 1,200,000 shares of newly issued common stock at an offering price of $0.15 per share for proceeds of up to $180,000.

There were no additional subsequent events through the date of issuance of these financial statements.

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PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and Directors are indemnified as provided by the Delaware General Corporate Law and our bylaws.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify Directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a Director, officer, employee or agent of our company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise. Article XII of our bylaws provides that we shall indemnify our Directors and officers, our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. However, the payment of expenses incurred by a Director or officer in advance of the final disposition of the proceeding will be made only upon the receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the Director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

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We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

Securities and Exchange Commission registration fee	$10
Federal Taxes	$—
State Taxes and Fees	$—
Listing Fees	$—
Transfer Agent Fees	$1,500
Accounting fees and expenses	$8,500
Legal fees and expenses	$10,000
TOTAL	$20,010

RECENT SALES OF UNREGISTERED SECURITIES

During the last three fiscal years we have had the following issuances of unregistered securities:

(a)	On December 5, 2012, 1,500,000 shares were issued by director’s resolution to Mr. Aisenstark and Mr. Shofel. Payment for the shares was received by the Company on August 13, 2012. We relied upon Section 4(2) of the Securities Act, which exempts from registration “transactions by an issuer not involving any public offering.

It is our belief both Mr. Aisenstark and Mr. Shofel had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the investment and therefore did not need the protections offered their shares under Securities and Act of 1933, as amended. Both Mr. Aisenstark and Mr. Shofel certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

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EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.	DOCUMENT DESCRIPTION
3.1*	Certificate of Incorporation of Duane Street Corp.
3.2*	Bylaws of Duane Street Corp.

5.1*	Amended Opinion of Counsel.
23.2	Consent of Counsel (included in Exhibit 5.1)
23.1	Consent of Accountants.

 * Previously filed.

UNDERTAKINGS

The registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem on November 23, 2012.

DUANE STREET CORP.

By:	/s/ Peretz Yehudah Aisenstark
President, Chief Executive Officer,
Chief Financial Officer, Principal

Accounting Officer, Treasurer, Director

DUANE STREET CORP.

By:	/s/ Yair Shofel
Secretary, Director

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In accordance with the requirements of the Securities Act, this Prospectus has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES	TITLE	DATE

/s/ Peretz Yehudah Aisentark	President, Chief Executive Officer,	November 23, 2012
Peretz Yehudah Aisentark	Chief Financial Officer, Principal
Accounting Officer, Director

SIGNATURES	TITLE	DATE

/s/ Yair Shofel	Secretary, Director	November 23, 2012
Yair Shofel

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